Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: May 18, 2022

Contact:

Daniel J. Santaniello

President and Chief Executive Officer

570-504-8035

FIDELITY D & D BANCORP, INC. ANNOUNCES

COMMON STOCK REPURCHASE PROGRAM INITIATED

DUNMORE, PA, May 18,2022 --- Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) (the “Company”),  announced that the Board of Directors has approved a plan to purchase, in open market and privately negotiated transactions, up to 3%  of its outstanding common stock. In announcing the plan, Daniel J. Santaniello, President & Chief Executive Officer of Fidelity D & D Bancorp, Inc. stated that the Board of Directors believes the opportunity to purchase the Company’s common stock represents an attractive opportunity for the Company and its shareholders.  The purchases are expected to be funded by using available excess capital. This plan replaces any and all earlier announced repurchase plans.

About Fidelity D & D Bancorp, Inc.

Fidelity D & D Bancorp, Inc. and its wholly owned subsidiary, The Fidelity Deposit and Discount Bank (“Fidelity Bank”) have built a strong history as trusted financial advisor to the clients served with 22 full-service offices throughout Lackawanna, Luzerne and Northampton Counties, along with the Fidelity Bank Wealth Management Minersville Office in Schuylkill County. Fidelity Bank provides a digital and virtual experience via online banking and mobile app, digital services, and digital account opening. Additionally, Fidelity Bank offers full-service Trust & Investment Departments, a Mortgage Center, and an array of personal and business banking products and services. Part of the Company's vision is to serve as the best bank for the community, which was accomplished by having provided nearly 3,137 hours of volunteer time and over $1.8 million in donations to non-profit organizations directly within the markets served throughout 2021. The Company continues its mission of exceeding client expectations through a unique banking

Exhibit 99.1

experience, providing 24 hour, 7 days a week service to clients through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.

Caution Regarding Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipate," "intend," "plan," "believe," "estimate," and similar expressions are intended to identify such forward-looking statements.

The actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
•

the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and any other pandemic, epidemic or other health-related crisis and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers' ability to repay loans;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•

the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;

•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;

Exhibit 99.1

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	inflation, securities markets and monetary fluctuations and volatility;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and

Exhibit 99.1

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this press release. The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.